As filed with the Securities and
Exchange Commission on September 12, 2001        Registration No. 333-____
___________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          _______________________

                      PRIORITY HEALTHCARE CORPORATION
          (Exact name of registrant as specified in its charter)

               INDIANA                           35-1927379
    (State or other jurisdiction              (I.R.S. Employer
  of incorporation or organization)          Identification No.)

   250 TECHNOLOGY PARK, SUITE 124                   32746
         LAKE MARY, FLORIDA                      (Zip Code)
(Address of Principal Executive Offices)

                      PRIORITY HEALTHCARE CORPORATION
                   1997 STOCK OPTION AND INCENTIVE PLAN
                         (Full title of the plan)

                              ROBERT L. MYERS
                 VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                      250 TECHNOLOGY PARK, SUITE 124
                         LAKE MARY, FLORIDA 32746
                  (Name and address of agent for service)

                              (407) 804-6700
       (Telephone number, including area code, of agent for service)

                                 COPY TO:
                            James A. Aschleman
                              Baker & Daniels
                   300 North Meridian Street, Suite 2700
                        Indianapolis, Indiana 46204
                              (317) 237-0300

                      CALCULATION OF REGISTRATION FEE

                                      PROPOSED     PROPOSED
TITLE OF                              MAXIMUM      MAXIMUM
SECURITIES          AMOUNT            OFFERING     AGGREGATE         AMOUNT OF
TO BE               TO BE             PRICE PER    OFFERING          REGISTRATION
REGISTERED          REGISTERED (1)    SHARE (2)    PRICE (2)         FEE

Class B
Common Stock,
$0.01 par value     1,567,106         $26.30 (3)   $41,214,887 (3)   $10,303.72 (3)

(1) Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Class B Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the 1997 Stock Option and Incentive Plan are to be offered at not less than the fair market value of one share of Class B Common Stock of Priority Healthcare Corporation on the date the options are granted.

(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Class B Common Stock as reported by the NASDAQ National Market System on September 6, 2001, which was $26.30 per share.

The Registrant's Registration Statement on Form S-8 (Registration No. 333-61479) is incorporated herein by reference.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on September 11, 2001.

                                PRIORITY HEALTHCARE CORPORATION

                                By:  /S/  ROBERT L. MYERS
                                     Robert L. Myers
                                     Vice  Chairman and Chief
                                     Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of William E. Bindley and Robert L. Myers, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of William E. Bindley and Robert L. Myers, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURE                      TITLE                          DATE
/S/ WILLIAM E. BINDLEY         Chairman of the Board          September 11, 2001
William E. Bindley

/S/ ROBERT L. MYERS            Vice Chairman, Chief           September 11, 2001
Robert L. Myers                Executive Officer and
                               Director (Principal
                               Executive Officer)             September 11, 2001

/S/ DONALD J. PERFETTO         Executive Vice President,
Donald J. Perfetto             Chief Financial Officer,
                               Treasurer and Director
                               (Principal Financial and
                               Accounting Officer)            September 11, 2001

/S/ STEVEN D. COSLER           Director                       September 11, 2001
Steven D. Cosler

/S/ MICHAEL D. MCCORMICK       Director                       September 11, 2001
Michael D. McCormick

/S/ THOMAS J. SALENTINE        Director                       September 11, 2001
Thomas J. Salentine

/S/ RICHARD W. ROBERSON        Director                       September 11, 2001
Richard W. Roberson

/S/ REBECCA M. SHANAHAN        Director                       September 11, 2001
Rebecca M. Shanahan

                             INDEX TO EXHIBITS

Exhibit                           DESCRIPTION OF EXHIBIT
No.

4.1      (i)   Restated Articles of Incorporation of the Registrant.  (The
               copy of this Exhibit filed as Exhibit 4.1 to the Company's
               Registration Statement on Form S-8 (Registration
               No. 333-82481) is incorporated herein by reference.)

         (ii)  Articles of Amendment to the Restated Articles of
               Incorporation of the Registrant. (The copy of this exhibit filed as Exhibit 3-A(ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 1, 2000, is incorporated herein by reference.)

4.2 By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3-B to the Company's Current
               Report on Form 8-K, as filed with the Securities and Exchange
               Commission on April 26, 2000, is incorporated herein by reference.)

4.3       (i)  Priority Healthcare Corporation 1997 Stock Option and
               Incentive Plan. (The copy of this Exhibit filed as Exhibit 10-C to the Company's Registration Statement on
               Form S-1 (Registration No. 333-34463) is incorporated herein by reference.)

         (ii)  First Amendment to the Priority Healthcare Corporation 1997
               Stock Option and Incentive Plan. (The copy of this Exhibit filed as Exhibit 10-C(ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, is incorporated herein by reference.)

        (iii)  Second Amendment to the Priority Healthcare Corporation 1997
               Stock Option and Incentive Plan. (The copy of this Exhibit filed as Exhibit 4.3(iii) to the Company's Registration
               Statement on Form S-8 (Registration No. 333-82481) is incorporated herein by reference.)

         (iv)  Third Amendment to the Priority Healthcare Corporation 1997
               Stock Option and Incentive Plan. (The copy of this Exhibit filed as Exhibit 10-C(iv) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, is incorporated herein by reference.)

5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Baker & Daniels (included in the Baker & Daniels
               Opinion filed as Exhibit 5).

24             Powers of Attorney (included on the Signature Page of the
               Registration Statement).